EXHIBIT 2.1

                   MERGER AGREEMENT AND PLAN OF REORGANIZATION


            THIS MERGER AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is dated May 29, 2002, and is by and between Regal Acquisitions, Inc., a Delaware corporation (the "Company"), MiNT International, Inc., a Delaware corporation ("MiNT"), and, solely for purposes of Section 5.6 and Section 6.1(e), James A. Prestiano ("Prestiano").

                                 R E C I T A L S

            WHEREAS, the stockholders of MiNT own (or will at the Closing own) the shares of common stock of MiNT as set forth in Schedule 1 attached hereto, constituting all of the issued and outstanding capital stock of MiNT;

            WHEREAS, the Board of Directors of the Company and MiNT have deemed it advisable and fair to, and in the best interests of, their respective stockholder, that the acquisition of the Company by MiNT be effected through the merger (the "Merger") of MiNT with and into the Company pursuant to this Agreement and the Certificate of Merger;

            WHEREAS, for U.S. federal income tax purposes, it is intended that the Merger qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and the rules and regulations of the Internal Revenue Service (the "IRS") promulgated thereunder (the "Code") and this Agreement shall be, and is hereby, adopted as a "plan of reorganization" within the meaning of Section 368(a) of the Code.

                                A G R E E M E N T

            NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and in reliance upon the representations and warranties hereinafter set forth, the parties agree as follows:

                                   ARTICLE I

                                   THE MERGER

1.1 The Merger. At the Effective Time and upon the terms and subject to the conditions of this Agreement and in accordance with the General Corporation Law of the State of Delaware (the "DGCL"), MiNT shall be merged with and into the Company (the "Merger"). Following the Merger, the Company shall continue as the surviving corporation (the "Surviving Corporation") and the separate corporate existence of MiNT shall cease.

1.2 Effective Time. Subject to the provisions of this Agreement, MiNT and the Company shall cause the Merger to be consummated by filing a certificate of merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware (the "Secretary") in such form as required by, and executed in accordance with, the relevant provisions of the DGCL, as soon as practicable on or after the Closing Date (as hereinafter defined). The Merger shall become effective upon the filing of such Certificate of Merger with the Secretary or at such later time as agreed in writing by MiNT and the Company and specified in the Certificate of Merger (the "Effective Time").

1.3 Closing of the Merger. The closing of the Merger (the "Closing") will take place at a time and on a date to be specified by the parties (the "Closing Date"), which shall be no later than the second business day after satisfaction or waiver of the conditions set forth in Article VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions), at the offices of MiNT, or at such other time, date or place as agreed to in writing by the parties hereto.

1.4 Effects of the Merger. The Merger shall have the effects set forth in the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all of the properties, rights, privileges, powers and franchises of the MiNT shall vest in the Surviving Corporation, and all debts, liabilities and duties of MiNT shall become the debts, liabilities and duties of the Surviving Corporation.

1.5 Certificate of Incorporation and Bylaws. Effective immediately following the Merger, the certificate of incorporation of the Surviving Corporation, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation of the Surviving Corporation until amended in accordance with applicable law; provided, however, that at the Effective Time, [Article I] of the certificate of incorporation of the Surviving Corporation shall be amended to read: "The name of the corporation is MiNT International, Inc." Effective immediately following the Merger, the bylaws of Surviving Corporation, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation until amended in accordance with applicable law.

1.6 Directors. The directors of MiNT immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation and shall hold office from the Effective Time in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their successors are duly elected or appointed and qualified or until their earlier death, resignation or removal. The board of directors of the Surviving Corporation at the Effective Time shall consist of seven members, two of whom shall be nominated by Amod (as defined in Section 5.8) or his designee.

1.7 Officers. The officers of MiNT immediately prior to the Effective Time shall be the officers of the Surviving Corporation and shall hold office from the Effective Time in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their successors are duly elected or appointed and qualified or until their earlier death, resignation or removal.

                                   ARTICLE II

                            CONVERSION OF SECURITIES

2.1         Conversion of Shares.
            ---------------------

(a) At the Effective Time, each share of common stock, par value $0.00001 per share, of MiNT ("MiNT Common Stock"), issued and outstanding immediately prior to the Effective Time (the "MiNT Stock"), other than (i) MiNT Stock held by MiNT or its subsidiaries and (ii) MiNT Stock held by the Company or its subsidiaries, shall, by virtue of the Merger and without any action on the part of MiNT or the Company or any holder thereof, be converted into the right to receive one (1) share of common stock, [$0.00001] par value per share, of the Company (the "Company Stock") (referred to herein as the "Exchange Ratio," and all such shares of Company Stock issued pursuant to this Section 2.1, together with any cash in lieu of fractional shares to be paid pursuant to Section 2.5, being referred to herein as the "Merger Consideration"). As a result of the Merger, immediately after the Closing the stockholders of the Company immediately prior to the Closing shall own, in the aggregate, 4.713% of the issued and outstanding voting common stock of the Surviving Corporation and the stockholders of MiNT immediately prior to the Closing shall own, in the aggregate, 95.287% of the issued and outstanding voting common stock of the Surviving Corporation, in each case assuming that (i) all outstanding options and warrants of MiNT and the Company have been exercised and (ii) the Offering has been completed and the shares of Series A Preferred Stock contemplated thereby have been issued and have been converted into common stock of the Surviving Corporation at the conversion ratio provided in the Certificates of Designations (without regard to any anti-dilution adjustments).

(b) At the Effective Time each share of MiNT Stock held by MiNT or the Company, or any of their respective subsidiaries, shall be cancelled and extinguished without any consideration therefor.

(c) The Exchange Ratio shall be adjusted to reflect appropriately the effect of any stock split, stock dividend (including any dividend or distribution of securities convertible into Company Stock or MiNT Stock) reorganization, recapitalization, reclassification or other like change with respect to Company Stock or MiNT Stock occurring on or after the date hereof and prior to the Effective Time.

2.2         Stock Options and Warrants.
            --------------------------

(a) As soon as practicable following the date of this Agreement, MiNT and the Company shall take such action, and shall obtain all such agreements and consents, if any, as may be required to effect the following provisions of this
Section 2.2. As of the Effective Time each outstanding option to purchase shares of MiNT Stock and each outstanding warrant to purchase MiNT Stock shall either
(i) be assumed by the Company and converted into an option or warrant to purchase shares of Company Stock or (ii) be replaced by a new substitute option or warrant to purchase shares of Company Stock granted under the terms of the Company's stock option plans. In the case of any Company stock option to which
Section 421 of the Code applies by reason of its qualification under Section 422 of the Code, (x) the number of shares of Company Stock subject to the assumed stock option shall be the product (truncated to the nearest whole share) of the number of shares of MiNT Stock subject to the MiNT stock option multiplied by the Exchange Ratio, and (y) the exercise price per share of Company Stock under the assumed stock option shall be the quotient (rounded up to the nearest $.01) of the exercise price per share of MiNT Stock under the MiNT stock option immediately prior to the Effective Time divided by the Exchange Ratio.

(b) In the case of any other MiNT stock option or warrant, (x) the number of shares of Company Stock subject to the assumed stock option or warrant shall be the product (rounded up to the nearest whole share) of the number of shares of MiNT Stock subject to the MiNT stock option or warrant multiplied by the Exchange Ratio, and (y) the exercise price per share under the assumed stock option or warrant shall be the quotient (truncated to the nearest $.01) of the exercise price per share of MiNT Stock under the MiNT stock option or warrant immediately prior to the Effective Time divided by the Exchange Ratio.

(c) Each assumed stock option and warrant shall be subject to the same expiration date and vesting provisions as were applicable to the relevant MiNT stock option or warrant immediately prior to the Effective Time. Within two business days of the Effective Time, the Company shall prepare and file with the Securities and Exchange Commission (the "SEC") a registration statement on Form S-8 or other appropriate form with respect to shares of Company Stock subject to the assumed stock options and to maintain the effectiveness of such registration statement or registration statements covering such assumed stock options (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such assumed stock options remain outstanding. The Company shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Company Stock for delivery upon exercise of the options and warrants described above.

2.3 Exchange Procedures. Promptly after the Effective Time, the Surviving Corporation shall mail to each holder of a certificate or certificates which immediately prior to the Effective Time represented outstanding MiNT Stock (the "Certificates") whose shares were converted pursuant to Section 2.1 into Company Stock together with instructions for effecting the surrender of such Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate to Surviving Corporation, and such other documents as may reasonably be required by the Surviving Corporation, the holder of such Certificate shall be entitled to receive in exchange therefor (A) a certificate or certificates representing that number of shares of Company Stock representing, in the aggregate, the whole number of shares that such holder has the right to receive pursuant to Section 2.1 and (B) a check in the amount equal to the cash that such holder has the right to receive for fractional shares pursuant to the provisions of Section 2.5, and the Certificate so surrendered shall forthwith be cancelled. No interest will be paid or will accrue on any cash payable pursuant to Section 2.5.

2.4 No Further Ownership Rights in MiNT Stock. All shares of Company Stock issued and cash paid upon conversion of the MiNT Stock in accordance with the terms of Section 2.1 and Section 2.5 shall be deemed to have been issued or paid in full satisfaction of all rights under the DGCL pertaining to the MiNT Shares.

2.5         No Fractional Shares of Company Stock.
            -------------------------------------

(a) No certificates or scrip of shares of Company Stock representing fractional shares of Company Stock or book-entry credit of the same shall be issued upon the surrender for exchange of Certificates and such fractional share interests will not entitle the owner thereof to vote or to have any rights of a stockholder of Company.

(b) Notwithstanding any other provision of this Agreement, each holder of MiNT Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Company Stock (after taking into account all Certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to the product of (i) such fractional part of a share of Company Stock multiplied by (ii) $1.25.

2.6 Termination of Exchange. Any certificates for Company Stock and any cash in lieu of fractional shares which remain undistributed to the holders of Certificates for twelve months after the Effective Time shall be delivered to the Surviving Corporation or otherwise on the instruction of the Surviving Corporation. Surviving Corporation may in its discretion at any time thereafter deliver such Merger Consideration to any appropriate public official pursuant to any abandoned property, escheat or similar laws.

2.7 No Liability. None of Company, MiNT, the Surviving Corporation or any director, officer, employee or agent of each of the foregoing shall be liable to any person in respect of any Company Stock, any dividends or distributions with respect thereto, any cash in lieu of fractional shares of Company Stock delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

2.8 Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if reasonably required by the Surviving Corporation, the posting by such person of a bond in such amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Surviving Corporation will deliver in exchange for such lost, stolen or destroyed Certificate the applicable Merger Consideration with respect to the MiNT Stock formerly represented thereby.

2.9 Withholding Rights. The Surviving Corporation shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any holder of MiNT Stock such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any applicable law. To the extent that amounts are so withheld by the Surviving Corporation such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the MiNT Stock in respect to which such deduction and withholding was made by the Surviving Corporation.

2.10 Stock Transfer Books. The stock transfer books of MiNT shall be closed immediately upon the Effective Time and there shall be no further registration of transfers of MiNT Stock thereafter on the records of MiNT. On or after the Effective Time, any Certificates presented to the Surviving Corporation for any reason shall be converted into the Merger Consideration with respect to the MiNT Stock formerly represented thereby and any cash in lieu of fractional shares of Company Stock to which the holders thereof are entitled pursuant to this Agreement, and the Certificates so presented shall be cancelled.

                                  ARTICLE III

                     REPRESENTATIONS AND WARRANTIES OF MiNT

            Except as set forth in the disclosure schedules delivered by MiNT to the Company prior to execution of this Agreement (the "MiNT Disclosure Schedule"), MiNT represents and warrants to the Company as follows, as of the date of this Agreement and as of the Closing:

3.1         Organization.
            ------------

(a) MiNT is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. MiNT has the corporate power and authority to carry on its business as presently conducted; and MiNT is qualified to do business in all jurisdictions where the failure to be so qualified would have a material adverse effect on its business.

(b) Copies of the certificate of incorporation and the bylaws of MiNT, true and correct copies of which have been delivered to the Company, are complete and correct copies of the certificate of incorporation and the bylaws of MiNT as amended and in effect on the date hereof. All minutes of meetings and actions in writing without a meeting of the board of directors and stockholders of MiNT are contained in the minute books of MiNT, true and correct copies of which have been delivered to the Company, and no minutes or actions in writing without a meeting have been included in such minute book since such delivery to the Company that have not also been delivered to the Company.

3.2         Capitalization.
            --------------

(a) The authorized capital stock and the issued and outstanding shares of MiNT is as set forth in Section 3.2(a) of the MiNT Disclosure Schedule. All of the issued and outstanding shares of MiNT are, or will be when issued, duly authorized, validly issued, fully paid and nonassessable.

(b) Except as set forth in Section 3.2(b) of the MiNT Disclosure Schedule, and except as described in Section 5.8 of this Agreement, there are no outstanding options, warrants, or rights to purchase any securities of MiNT. (c) Except as described in Section 3.2 of the MiNT Disclosure Schedule or as described herein or in the agreements or documents attached as exhibits hereto, (i) there are no outstanding (A) obligations of MiNT or any of its subsidiaries to repurchase, redeem, or otherwise acquire MiNT securities or equity equivalents, (B) shares of stock or other securities of MiNT, securities or obligations convertible into or exchangeable for securities of MiNT or any equity equivalents of MiNT, or (C) options, warrants or other rights to acquire from MiNT, any MiNT securities or other obligations of MiNT to issue any stock, other securities or other equity interests or equity equivalents of MiNT, and (ii) MiNT is not a party to any stockholders agreements, registration rights agreements, voting agreements or other agreements with stockholders, investors, or others pertaining to the capital stock or other securities of MiNT.

(d) The currently outstanding common stock of MiNT was issued pursuant to valid exemptions from registration under the Securities Act and under the securities laws of the states and foreign jurisdictions where the offerings of such common stock occurred.

3.3 Subsidiaries and Investments. MiNT does not own any capital stock or have any equity interest in any corporation, partnership or other form of business organization, except as described in Section 3.3 of the MiNT Disclosure Schedule.

3.4 Financial Statements. The unaudited financial statements of MiNT as of and for the period of inception to March 31, 2002, including the unaudited balance sheet as of March 31, 2002 and the related unaudited statement of operations for the period then ended (the "MiNT Financial Statements") present fairly the financial position and results of operations of MiNT as of and for the period presented. MiNT has been advised by an independent auditing firm that the financial records of MiNT are of such a character and quality that an unqualified (except as to going concern) audit of the MiNT Financial Statements may be performed within 75 days of the Closing.

3.5 No Undisclosed Liabilities. To the best knowledge of MiNT, other than as described in Section 3.5 of the MiNT Disclosure Schedule, MiNT is not subject to any material liability or obligation of any nature, whether absolute, accrued, contingent, or otherwise and whether due or to become due, which is not reflected or reserved against in the MiNT Financial Statements, except those incurred in the normal course of business.

3.6 Absence of Material Changes. Since March 31, 2002, except as described in the MiNT Disclosure Schedule, or as required or permitted under this Agreement, there has not been:

(a) any material adverse change in the condition (financial or otherwise) of the properties, assets, liabilities or business of MiNT, except changes in the ordinary course of business which, individually and in the aggregate, have not been materially adverse;

(b) any redemption, purchase or other acquisition of any shares of the capital stock of MiNT, or any issuance of any shares of capital stock or the granting, issuance or exercise of any rights, warrants, options or commitments by MiNT relating to their authorized or issued capital stock; or

(c) any change or amendment to the certificate of incorporation or bylaws of MiNT.

3.7 Litigation. Except as set forth in Section 3.7 of the MiNT Disclosure Schedule, there is no litigation, proceeding or investigation pending or, to the best knowledge of MiNT, threatened against MiNT affecting any of its properties or assets or against any officer or director of MiNT that might result, either in any case or in the aggregate, in any material adverse change in the business, operations, affairs or condition of MiNT or its properties or assets, or that might call into question the validity of this Agreement, or any action taken or to be taken pursuant hereto.

3.8 Title To Assets. MiNT has good and marketable title to all of its assets and properties now carried on its books including those reflected in the most recent balance sheet contained in the MiNT Financial Statements, free and clear of all liens, claims, charges, security interests or other encumbrances, except as described in Section 3.8 of the MiNT Disclosure Schedule.

3.9 Transactions with Affiliates, Directors and Shareholders. Except as set forth in Section 3.9 of the MiNT Disclosure Schedule, there are no contracts, agreements, arrangements or other transactions between MiNT and any officer, director, or stockholder of MiNT, or any corporation or other entity which, to MiNT's knowledge, is controlled by its stockholders, a member of the stockholders' immediate families, or any affiliate of the stockholders.

3.10 No Conflict. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not conflict with or result in a breach of any term or provision of, or constitute a default under, the certificate of incorporation or bylaws of MiNT, or any material agreement, contract or instrument to which MiNT is a party or by which it or any of its assets are bound.

3.11 Authority. MiNT has full power and authority to enter into this Agreement and to carry out the transactions contemplated herein. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, have been duly authorized and approved by the board of directors of MiNT and, other than the approval by the stockholders of MiNT, no other corporate proceedings on the part of MiNT are necessary to authorize this Agreement and the transactions contemplated hereby.

3.12 Disqualifications. To the best knowledge of the MiNT, neither MiNT nor any officer, director or 5% or greater beneficial owner of MiNT is subject to the disqualifications described in Section 230.262 of Regulation A promulgated under the Securities Act of 1933, nor are any proceedings pending or threatened which would, if adversely decided, result in any such disqualification.

3.13 MiNT Supplied Information. None of the information provided by MiNT to the Company specifically for inclusion in any proxy, information statement or current report to be filed with the SEC by the Company in connection with the Merger, at the time such document is filed with the SEC, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, nor will such information (as supplemented or amended as necessary by MiNT in accordance with the next sentence), at the date mailed to stockholders of the Company and at the time of any Company stockholder meeting or action by written consent, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event in respect of MiNT, its officers and directors or any of its subsidiaries should occur which is required to be described in an amendment of, or a supplement to, the Company's SEC filings, MiNT shall promptly so advise the Company and describe such event. The information provided by MiNT to the Company specifically for inclusion in such proxy or information statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. No representation is made under this Section
3.13 with respect to any statements made or incorporated by reference in any SEC filings based on information pertaining to or supplied by the Company.

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

            The Company hereby represents and warrants to MiNT as follows, as of the date of this Agreement and as of the Closing:

4.1         Organization.
            ------------

(a) The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware; has the corporate power and authority to carry on its business as presently conducted; and is qualified to do business in all jurisdictions where the failure to be so qualified would have a material adverse effect on the business of the Company.

(b) Copies of the certificate of incorporation, of the Company, as certified by the Secretary, and the bylaws of the Company, as certified by the Company's secretary, true and correct copies of which have been delivered to MiNT, are complete and correct copies of the certificate of incorporation and the bylaws of the Company as amended and in effect on the date hereof. All minutes of meetings and actions in writing without a meeting of the board of directors and stockholders of the Company are contained in the minute books of the Company, true and correct copies of which have been delivered to MiNT, and no minutes or actions in writing without a meeting have been included in such minute book since such delivery to MiNT that have not also been delivered to MiNT.

4.2 Capitalization of the Company. The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock, par value [$.00001] per share, of which 2,545,000 shares are outstanding, and 5,000,000 shares of preferred stock, none of which are outstanding. Prior to Closing 1,000,000 shares of the Company's outstanding common stock shall be surrendered and cancelled by the holders thereof. All outstanding shares are duly authorized, validly issued, fully paid and non-assessable. Immediately after the Effective Time, after giving effect to the issuance of Company Stock in the Merger, and the placement described in Section 5.8, the Company will have issued and outstanding [39,265,000] shares of common stock and [3,400,000] shares of Series A Preferred Stock. Except as described in Exhibit 4.2, there are no outstanding (i) obligations of the Company or any of its subsidiaries to repurchase, redeem, or otherwise acquire Company securities or equity equivalents, (ii) shares of stock or other securities of the Company, securities or obligations convertible into or exchangeable for securities of the Company or any equity equivalents of the Company, or (iii) options, warrants or other rights to acquire from the Company, any Company securities or other obligations of the Company to issue any stock, other securities or other equity interests or equity equivalents of the Company. The Company is not a party to any stockholders agreements, registration rights agreements, voting agreements or other agreements with stockholders, investors, or others pertaining to the capital stock or other securities of the Company.

4.3 Subsidiaries and Investments. The Company does not own any capital stock or have any interest in any corporation, partnership, or other form of business organization.

4.4 Authority. The Company has full power and authority to enter into this Agreement and to carry out the transactions contemplated herein. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, and the issuance of the Company Stock in accordance with the terms hereof, have been duly authorized and approved by the board of directors and stockholders of the Company and no other corporate proceedings on the part of Company are necessary to authorize this Agreement, the transactions contemplated hereby and the issuance of the Company Stock in accordance with the terms hereof.

4.5 No Undisclosed Liabilities. The Company is not subject to any material liability or obligation of any nature, whether absolute, accrued, contingent, or otherwise and whether due or to become due, except as described in the Company's most recent Form 10-QSB filed with the SEC.

4.6 Litigation. There is no litigation, proceeding or investigation pending or to the knowledge of the Company, threatened against the Company affecting any of its properties or assets, or, to the knowledge of the Company, against any officer, director, or stockholder of the Company that might result, either in any case or in the aggregate, in any material adverse change in the business, operations, affairs or condition of the Company or any of its properties or assets, or that might call into question the validity of this Agreement, or any action taken or to be taken pursuant hereto.

4.7 Title To Assets. The Company has good and marketable title to all of its assets and properties now carried on its books including those reflected in the balance sheet contained in the Company's most recent Form 10-QSB filed with the SEC, free and clear of all liens, claims, charges, security interests or other encumbrances.

4.8 Contracts and Undertakings. Exhibit 4.8 attached hereto contains a list of all contracts, agreements, leases, licenses, arrangements, commitments and other undertakings to which the Company is a party or by which it or its property is bound. Each of said contracts, agreements, leases, licenses, arrangements, commitments and undertakings is valid, binding and in full force and effect. The Company is not in default, or alleged to be in default, under any contract, agreement, lease, license, commitment, instrument or obligation and, to the knowledge of the Company, no other party to any contract, agreement, lease, license, commitment, instrument or obligation to which the Company is a party is in default thereunder nor, to the knowledge of the Company, does there exist any condition or event which, after notice or lapse of time or both, would constitute a default by any party to any such contract, agreement, lease, license, commitment, instrument or obligation.

4.9 Underlying Documents. Copies of all documents described in Section 4.8 (or a summary of any such contract, agreement or commitment, if oral) have been made available to

MiNT and are complete and correct and include all amendments, supplements or modifications thereto.

4.10 Transactions with Affiliates, Directors and Shareholders. Except as set forth in the Company's SEC Reports, there are and have been no contracts, agreements, arrangements or other transactions between the Company, and any officer, director, or 5% stockholder of the Company, or any corporation or other entity controlled by any such officer, director or 5% stockholder, a member of any such officer, director or 5% stockholder's family, or any affiliate of any such officer, director or 5% stockholder.

4.11 No Conflict. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not conflict with or result in a breach of any term or provision of, or constitute a default under, the certificate of incorporation or bylaws of the Company, or any agreement, contract or instrument to which the Company is a party or by which it or any of its assets are bound. The Company has received or by the Closing will have received all necessary consents, approvals and authorizations to consummate the Merger and each of the transactions contemplated by this Agreement.

4.12 Disclosure. To the actual knowledge of the Company, neither this Agreement nor any other agreement, document, certificate or written or oral statement furnished to MiNT or its representatives, by or on behalf of the Company in connection with the transactions contemplated hereby, contains any untrue statement of a material fact or when taken as a whole omits to state a material fact necessary in order to make the statements contained herein or therein not misleading.

4.13 SEC Reports; Financial Statements. Since December 20, 1999, the Company has filed all forms, reports and documents with the SEC required to be filed by it under the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934, as amended (the "Exchange Act") (collectively, the "SEC Reports"), each of which complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act, each as in effect on the dates such SEC Reports were filed. None of the SEC Reports contained, when filed, any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent amended prior to the date hereof by a subsequently filed SEC Report. The consolidated financial statements of the Company included in the SEC Reports complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC in respect thereof and fairly presented, in conformity with United States generally accepted accounting principles applied on a consistent basis during the periods involved ("GAAP") (except as may be indicated in the notes thereto), the consolidated financial position of the Company and its consolidated subsidiaries, in each case as of the dates thereof and their consolidated results of operations and changes in financial position for the periods then ended (subject, in the case of the unaudited interim financial statements, to the absence of footnote disclosure and to normal year-end adjustments). Since December 31, 2001, there has not been any change, or any application or request for any change, by the Company or any of its subsidiaries in accounting principles, methods or policies for financial accounting or tax purposes, other than as a result of any changes under GAAP or other relevant accounting principles or changes required by any applicable tax rule or regulation.

4.14 Absence of Material Changes. Since March 31, 2002, except as described in the Company's Form 10-QSB filed with the SEC for the period ended March 31, 2002, or as required or permitted under this Agreement, there has not been:

(a) any material change in the condition (financial or otherwise) of the properties, assets, liabilities or business of Company, except changes in the ordinary course of business which, individually and in the aggregate, have not been materially adverse.

(b) any redemption, purchase or other acquisition of any shares of the capital stock of the Company, or any issuance of any shares of capital stock or the granting, issuance or exercise of any rights, warrants, options or commitments by the Company relating to their authorized or issued capital stock.

(c) any amendment to the certificate of incorporation or bylaws of the Company.

4.15        Securities Law Compliance.
            -------------------------

(a) The Company's common stock is registered under Section 12(g) of the Exchange Act pursuant to a Form 10-SB which became effective on or about September 6, 1999.

(b) The currently outstanding common stock of the Company was issued pursuant to valid exemptions from registration under the Securities Act pursuant to Regulation D promulgated thereunder. The currently outstanding common stock of the Company was issued pursuant to valid exemptions from registration under the securities laws of the states and foreign jurisdictions where the offerings of such common stock occurred.

(c) To the best knowledge of the Company, all officers, directors and 5% or greater beneficial owners of the Company have complied with their obligations under Section 16 of the Exchange Act, and have done so in a timely fashion for the past 24 months.

(d) To the best knowledge of the Company, neither the Company nor any promoter, officer, director or 5% or greater beneficial owner of the Company is subject to the disqualifications described in Section 230.262 of Regulation A promulgated under the Securities Act, nor are proceedings pending or threatened which would, if adversely decided, result in any such disqualification.

(e) None of the information contained in any proxy, information statement or current report to be filed with the SEC by the Company in connection with the Merger, at the time such document is filed with the SEC, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and any proxy or information statement relating to the Merger will, at the date mailed to stockholders and at the time of any Company stockholder meeting or action by written consent, not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event in respect of the Company, its officers and directors or any of its subsidiaries should occur which is required to be described in an amendment of, or a supplement to, such SEC filings, the Company shall promptly so advise MiNT and such event shall be so described, and such amendment or supplement (which MiNT shall have a reasonable opportunity to review) shall be promptly filed with the SEC and, as required by law, disseminated to the stockholders of the Company. The proxy or information statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. No representation is made under this Section 4.15(e) with respect to any statements made or incorporated by reference in any SEC filings based on information supplied by MiNT specifically for inclusion or incorporation by reference therein.

4.16 No Operations. The Company has since its inception been, and currently is, a development stage company, and has no operating history or current operations other than organizational matters and the filing of reports with the SEC. The Company has no full or part time employees.

                                   ARTICLE V

                          COVENANTS; CERTAIN AGREEMENTS

5.1 Conduct of Business of the Company. Except as consented to by MiNT or as contemplated by this Agreement, during the period from the date hereof to the Effective Time, the Company will, and will cause each of its subsidiaries to, conduct its operations in the ordinary and usual course of business, and without limiting the generality of the foregoing, the Company will not:

(a) amend its certificate of incorporation or bylaws (or other similar organizational or governing instruments), except to authorize a total of 100,000,000 shares of common stock and to file the certificate of designations or an amendment to authorize the Series A Preferred Stock of the Company to be issued pursuant to Section 5.8, and except to amend its bylaws to conform to the bylaws of MiNT;

(b) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities convertible into or exchangeable for any stock or any equity equivalents (including, any stock options or stock appreciation rights), other than the Series A Preferred Stock as described in Section 5.8;

(c) split, combine or reclassify any shares of its capital stock; declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock (other than any dividends or distributions payable to the Company or its subsidiaries); make any other actual, constructive or deemed distribution in respect of any shares of its capital stock or otherwise make any payments to stockholders in their capacity as such; or redeem, repurchase or otherwise acquire any of its securities or the securities of any of its subsidiaries;

(d) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its subsidiaries (other than the Merger);

(e) incur or assume any indebtedness for borrowed money; assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person; pledge or otherwise encumber shares of capital stock of the Company or its subsidiaries; or create or assume any lien on any assets of the Company or any of its subsidiaries;

(f) except as may be required as a result of a change in law or in GAAP, make any material change in any of the accounting principles or practices used by it;

(g) acquire (by merger, consolidation or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof or any equity interest therein; enter into any material contract or agreement or amend in any material respect any of the material contracts or the agreements to which it is presently a party; or enter into or amend any contract, agreement, commitment or arrangement providing for the taking of any action that would be prohibited hereunder;

(h) make or revoke any tax election, or settle or compromise any material tax liability, or change (or make a request to any taxing authority to change) any aspect of its method of accounting for tax purposes;

(i) settle or compromise any pending or threatened suit, action, claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise);

(j) take any action that would prevent or impede the Merger from qualifying as a "reorganization" under Section 368 of the Code;

(k) enter into any agreement or arrangement that limits or otherwise restricts the Company or any of its subsidiaries or any successor thereto or that could, after the Effective Time, limit or restrict the Surviving Corporation and its affiliates or any successor thereto, from engaging or competing in any line of business or in any geographic area;

(l) fail to comply in any material respect with any law applicable to the Company, its subsidiaries, or their respective assets;

(m) adopt, enter into, amend, alter or terminate (partially or completely) any benefit plan or employee arrangement except as contemplated by this Agreement or to the extent required by applicable law, or enter into any contract with an officer, director, employee, agent or other similar representative of the Company or any of its subsidiaries that is not terminable, without penalty or other liability, upon not more than 30 calendar days' notice; or

(n) take, propose to take, or agree in writing or otherwise to take, any of the actions described in this Section 5.1, or any action which would cause the conditions set forth in Section 6.1 not to be satisfied.

5.2 Conduct of Business of MiNT. Except as consented to by the Company or as contemplated by this Agreement, during the period from the date hereof to the Effective Time, MiNT will not:

(a) amend its certificate of incorporation or bylaws;

(b) take any action that would or would reasonably be expected to prevent, impair or materially delay the ability of MiNT to consummate the transactions contemplated by this Agreement;

(c) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its subsidiaries (other than the Merger);

(d) acquire (by merger, consolidation or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof or any equity interest therein;

(e) settle or compromise any pending or threatened suit, action, claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise);

(f) take any action that would prevent or impede the Merger from qualifying as a "reorganization" under Section 368 of the Code;

(g) enter into any agreement or arrangement that limits or otherwise restricts MiNT or any of its subsidiaries or any successor thereto or that could, after the Effective Time, limit or restrict the Surviving Corporation and its affiliates or any successor thereto, from engaging or competing in any line of business or in any geographic area; or

(h) take, propose to take, or agree in writing or otherwise to take, any of the actions described in this Section 5.2 or any action which would cause the condition set forth in Section 6.2 not to be satisfied.

5.3 Access to Information. Between the date hereof and the Effective Time and subject to applicable law, the Company and MiNT will give each other and their respective authorized representatives reasonable access to all employees, plants, offices, warehouses and other facilities and to all books and records relating to each entity. Each of MiNT and the Company will hold and will cause its authorized representatives to hold in confidence all documents and information furnished to the other in connection with the transactions contemplated by this Agreement.

5.4         Preparation of Information Statement.
            ------------------------------------

(a) If required under applicable law, Company will, as promptly as practicable after the execution hereof and after the deposit into escrow of the investor funds from the Offering described in Section 5.8, prepare and file with the SEC a current report on Form 8-K and an information statement pursuant to Schedule 14C under the Exchange Act (the "Information Statement") in respect of the Merger. Company will, and will cause its accountants and lawyers to, use their reasonable best efforts to deliver necessary or required information and instruments such as opinions, consents and certificates, and will take any other action required or necessary to be taken under federal or state securities laws or otherwise in connection with the current report, Information Statement or the issuance of Company Stock in a transaction exempt from registration under the Securities Act in connection with the Merger. Company shall, as promptly as practicable after the receipt thereof, provide to the other party copies of any written comments or inquiries and advise the other party of any oral comments or inquiries from the staff of the SEC. The Company will provide MiNT with a copy of the current report, Information Statement and any other filings with the SEC in respect of the Merger, and any amendments or supplements thereto. The Company will advise MiNT promptly after it receives notice thereof of the issuance of any stop order, injunction, or suspension of the qualification or exemption of the Company Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC or any state securities commission for additional information.

(b) MiNT will, as promptly as practicable after the execution hereof, provide to the Company the information pertaining to MiNT required to be included in any current report on Form 8-K or the Information Statement required to be filed by the Company under the Exchange Act in respect of the Merger.

5.5 Reasonable Best Efforts. Subject to the terms and conditions of this Agreement and applicable law, each party will use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws to consummate the Merger and the other transactions contemplated by this Agreement.

5.6 Acquisition Proposals. The Company and Prestiano, on the one hand, and MiNT, on the other hand, will not, nor will they permit, any of their respective subsidiaries to, nor will they authorize or permit any of their respective officers, directors or employees or any investment banker, attorney, accountant or other advisor or representative of, them or any of their respective subsidiaries to, directly or indirectly, (i) solicit, initiate, encourage the submission of, or enter into any agreements (whether binding or non-binding), for any Acquisition Proposal (as defined below) or (ii) participate in any discussions or negotiations regarding, or furnish to any person any information in respect of, or take any other action to facilitate, any Acquisition Proposal or any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal. Each of the Company and MiNT shall notify each other of any Acquisition Proposal (including, the material terms and conditions thereof and the identity of the person making it) as promptly as practicable (but in no case later than 24 hours) after its receipt thereof, and shall thereafter inform each other on a prompt basis of any material changes to the terms and conditions of such Acquisition Proposal. The Company and Prestiano and MiNT have ceased and terminated, and have caused their respective subsidiaries and affiliates, and their respective officers, directors, employees, investment bankers, attorneys, accountants and other agents and representatives to cease and terminate, any existing activities, discussions or negotiations with any parties conducted heretofore in respect of any possible Acquisition Proposal. For purposes of this Agreement, "Acquisition Proposal" means an inquiry, offer, proposal or agreement regarding any of the following (other than the transactions contemplated by this Agreement) involving the Company, Prestiano, or MiNT, or any of the Company's or MiNT's subsidiaries, as the case may be: (w) any merger, consolidation, share exchange, recapitalization, business combination or other similar transaction; (x) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of all or substantially all the assets of the Company and its subsidiaries or MiNT and its subsidiaries (as the case may be), taken as a whole, in a single transaction or series of related transactions; or (y) any tender offer, exchange offer or other offer to purchase 25% or more of the outstanding capital stock of the Company (including any shares held directly or indirectly, beneficially or of record, by Prestiano) or MiNT, as the case may be.

5.7 Indemnity. To the fullest extent permitted by law, from and after the Effective Time, all rights to liability limitation, exculpation, indemnification or directors and officers' insurance now existing in favor of the employees, agents, directors or officers of MiNT in respect of their activities or omissions as such prior to the Effective Time, as provided in MiNT's certificate of incorporation or bylaws or in any applicable agreement, in effect on the date thereof or otherwise in effect on the date hereof, shall survive the Merger and shall continue in full force and effect thereafter.

5.8 Preferred Stock Placement. MiNT has entered into a Confidential Subscription Agreement dated as of February 15, 2002, as amended, a form of which is attached hereto as Exhibit 2 (the "Subscription Agreement"), with Mr. Carrim Amod ("Amod") to issue and sell 3,400,000 shares of MiNT's Series A Preferred Stock, at a price of $5.00 per share (the "Offering"). As part of the Offering, MiNT and Amod are to enter into an Investment Agreement, as amended, a form of which is attached hereto as Exhibit 3, which contains certain registration rights, voting and board representation rights, and other terms (the "Investment Agreement"). The Offering is to close immediately after the Closing of the Merger hereunder. Prior to Closing, the Company will assume and agree to be bound by the Subscription Agreement, the Investment Agreement and such other documents as are contemplated in the Subscription Agreement, in each case with those amendments thereto as are contemplated in the Amendment, dated as of May 17, 2002, a form of which is attached hereto as Exhibit 4 (the "Amendment"), pursuant to which the Company, as the Surviving Corporation will be substituted as a party thereto in place of MiNT. The designations, preferences, and rights of the Series A Preferred Stock to be issued and sold to Amod (or his assignee or transferee) will be as set forth in the certificate of designations, a form of which is attached hereto as Exhibit 5 (the "Certificate of Designations"), which will be duly adopted as an amendment to the Company's certificate of incorporation prior to Closing. At the Closing, the investor funds deposited into escrow by Amod will be immediately available to the Surviving Corporation without further condition (other than the Closing of the Merger).

5.9 Shareholder Approval. MiNT shall submit the Merger to its stockholders for approval promptly upon execution and delivery of this Agreement The Closing is subject to none of the MiNT stockholders electing dissenter's or appraisal rights under the DGCL.

5.10 Registration Statement. It is acknowledged that the Surviving Corporation will use its best efforts to file, within 75 days of the Closing, a registration statement on Form SB-2 or other available form under the Securities Act and all applicable blue sky laws covering the resale of the Company Stock to be issued in the Merger to (i) Solana Venture Group, L.P. ("Solana") and (ii) the pre-Merger stockholders of the Company and MiNT. Thereafter, the Surviving Corporation will use its reasonable best efforts to respond to all comments received by the staff of the SEC, provide Solana or its counsel with contemporaneous copies of all written communications from the staff of the SEC, and prepare and file all necessary amendments to such registration statement which are responsive to the comments received from the staff of the SEC or otherwise required under the Securities Act or applicable law. Any such registration statement shall name Solana and the other registered holders and shall provide for the sale of the registered shares from time to time directly to purchasers in the over-the-counter market through or to securities broker-dealers that may receive compensation in the form of discounts, concessions, or commissions. Any such registration statement shall remain effective for up to 12 months or until all of the securities are sold, whichever is earlier. The Surviving Corporation shall provide the registered holders with such number of copies of the prospectus as shall be reasonably requested to facilitate the sale of the Company Stock subject to the registration statement. The Surviving Corporation's obligations hereunder are subject to the timely receipt of any and all selling security holder information, agreements and documentation required under the Securities Act or customarily supplied in a resale registration transaction. The Surviving Corporation shall bear and pay up to a maximum of $75,000 in expenses incurred in connection with any such registration, excluding discounts and commissions (for which the selling security holders, other than the pre-Merger stockholders of the Company, will be solely responsible). The foregoing shall not in any way limit Solana or the other registered holder's rights from selling such shares (i) pursuant to Rule 144 or (ii) pursuant to any other exemption from registration under the Securities Act.

5.11 Other Agreements. Upon Closing, the Company shall enter into the following agreements, in addition to the Subscription Agreement and Investment Agreement referenced above: (i) a ratification and assumption of the existing Employment Agreements with each of Andy Mrozowski and Gail D. Holman, in the forms attached as Exhibits 6 and 7, respectively, and (ii) a ratification and assumption of the Shareholders' Agreements with each of Andy Mrozowski, Gail D. Holman and Albert Hugo-Martinez in the forms attached hereto as Exhibits 7, 8 and 9, respectively (collectively, the "Assumed Closing Agreements").

                                   ARTICLE VI

                              CONDITIONS TO CLOSING

6.1 Conditions to Obligation of MiNT. The obligations of MiNT under this Agreement shall be subject to each of the following conditions:

(a) The representations and warranties of the Company herein contained shall be true in all material respects at the Closing with the same effect as though made at such time. The Company shall have performed in all material respects all obligations and complied in all material respects with all covenants, conditions and agreements required by this Agreement to be performed or complied with by it at or prior to the Closing.

(b) No injunction or restraining order shall be in effect, and no action or proceeding shall have been instituted and, at what would otherwise have been the Closing, remain pending before a court to restrain or prohibit the transactions contemplated by this Agreement.

(c) All statutory and legal requirements for the valid consummation by the Company of the Merger and the transactions contemplated by this Agreement shall have been fulfilled. All authorizations, consents and approvals of all governmental authorities and other persons required to be obtained in order to permit consummation by the Company of the Merger and the other transactions contemplated by this Agreement shall have been obtained.

(d) The Company shall have accepted and delivered to MiNT written resignations of all of its officers and directors.

(e) The Company shall have delivered a lock-up agreement executed by Prestiano, and Prestiano shall have surrendered for cancellation at least 1,000,000 shares of common stock of the Company held by him. Pursuant to the lock-up agreement, Prestiano will be prohibited from selling, transferring, pledging, or otherwise disposing of any of his Company Stock or any interest therein prior to and following the establishment of a recognized trading market in the Surviving Corporation's common stock (the period of time commencing after the establishment of such trading market being referred to herein as the "Lock-Up Period"), except that in the seventh month after commencement of the Lock-Up Period Prestiano may sell up to 50% of the Company Stock held by him and not more than 100,000 shares per calendar month in any month thereafter. Solana shall have a right of first refusal to purchase any Company Shares to be sold by Prestiano which must be exercised, if at all, within 72 hours after Prestiano notifies Solana in writing of his intent to sell such shares in each instance.

(f) The Company shall have duly executed and assumed all of the Assumed Closing Agreements.

(g) The Merger shall have been approved and adopted by the stockholders of MiNT as required under the DGCL.

(h) The Company shall have delivered a certificate, dated as of the Closing, signed by its President and Chief Executive Officer, certifying as to the fulfillment of the conditions specified in this Section 6.1.

6.2 Conditions to Obligations of the Company. The obligation of the Company under this Agreement shall be subject to the following conditions:

(a) The representations and warranties of MiNT herein contained shall be true in all material respects as of the Closing, and shall have the same effect as though made at the Closing; MiNT shall have performed in all material respects all obligations and complied in all material respects with all covenants and conditions required by this Agreement to be performed or complied with by it prior to the Closing.

(b) No injunction or restraining order shall be in effect prohibiting this Agreement, and no action or proceeding shall have been instituted and, at what would otherwise have been the Closing, remain pending before the court to restrain or prohibit the transactions contemplated by this Agreement.

(c) All statutory and legal requirements for the valid consummation by MiNT of the Merger and the transactions contemplated by this Agreement shall have been fulfilled. All authorizations, consents and approvals of all governments and other persons required to be obtained in order to permit consummation by MiNT of the transactions contemplated by this Agreement shall have been obtained.

(d) MiNT shall have delivered a certificate, dated as of the Closing, signed by its President certifying as to the fulfillment of the conditions specified in this Section 6.2.

                                  ARTICLE VII

                         TERMINATION; AMENDMENT; WAIVER

7.1 Termination by Mutual Agreement. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the approval of the Merger by the vote of either parties' stockholders, by mutual written consent of the Company and MiNT by action of their respective boards of directors.

7.2 Termination by Either MiNT or the Company. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by action of the board of directors of either MiNT or the Company if:

(a) the Merger shall not have been consummated by August 30, 2002, whether such date is before or after the date of approval of the Merger by stockholders of either party (the "Termination Date");

(b) notwithstanding the good faith efforts of the directors and executive officers of MiNT to obtain such vote, the requisite vote of MiNT's stockholders shall not have been obtained;

(c) any law permanently restraining, enjoining or otherwise prohibiting consummation of the Merger shall become final and non-appealable (whether before or after the approval of the Merger by stockholders of either party); or

(d) any governmental entity shall have failed to consent or approve the Merger and transactions contemplated hereby if such action is necessary to fulfill the conditions set forth herein, and such action or denial is final and nonappealable; provided, however, that the right to terminate this Agreement pursuant to this Section 7.2(a), (b), (c) or (d) shall not be available to any party that has breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the occurrence of the failure of the Merger to be consummated.

7.3 Termination by MiNT. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by action of the MiNT board of directors if there is a breach by Company of any representation, warranty, covenant or agreement contained in this Agreement that cannot be cured and would cause a condition set forth in Section 6.1 to be incapable of being satisfied as of the Termination Date.

7.4 Termination by Company. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by the Company, if there is a breach by MiNT of any representation, warranty, covenant or agreement contained in this Agreement that cannot be cured and would cause a condition set forth in Section
6.2 or to be incapable of being satisfied as of the Termination Date.

7.5 Effect of Termination and Abandonment. In the event of a termination under this Article VII, this Agreement shall become void and of no effect with no liability on the part of any party hereto (or of any of its directors, officers, employees, agents, legal and financial advisors, or other representatives); provided, however, that except as otherwise provided herein, no such termination shall relieve any party hereto of any liability or damages resulting from any breach of this Agreement, which liability shall be equal to the reasonable attorneys' fees and out of pocket expenses incurred by the non-breaching party directly in connection with the Merger, an in any event not less than $25,000.

7.6 Amendment. This Agreement may be amended by action taken by the Company and MiNT at any time before or after approval of the Merger by the stockholders of either party, but after any such approval, no amendment shall be made which requires the approval of such stockholders under applicable law without such approval. This Agreement may not be amended except by an instrument in writing signed on behalf of the parties hereto.

7.7 Extension; Waiver. At any time prior to the Effective Time, each party hereto may in its sole and absolute discretion (i) extend the time for the performance of any of the obligations or other acts of the other party, (ii) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document, certificate or writing delivered pursuant hereto, or (iii) waive compliance by the other party with any of the agreements or conditions contained herein. Any agreement on the part of either party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party hereto to assert any of its rights hereunder shall not constitute a waiver of such rights.

                                  ARTICLE VIII

                                  MISCELLANEOUS

8.1 Finder's Fees, Investment Banking Fees. Neither MiNT nor the Company have retained or used the services of any person, firm or corporation in such manner as to require the payment of any compensation as a finder or a broker in connection with the transactions contemplated herein, except for SoCal Securities, who will be paid $190,000 by the Surviving Corporation out of the escrow account at the time of the release of funds to the Surviving Corporation upon consummation of the Offering pursuant to Section 5.8.

8.2 Tax Treatment. The transactions contemplated hereby are intended to qualify as a tax-free reorganization under the provisions of Section 368 of the Code. The Company and MiNT acknowledge, however, that they each have been represented by their own tax advisors in connection with this transaction; and that no attorney's opinion or private revenue ruling has been obtained with respect to the effects thereof under the Code. Each party will report the transactions hereunder as a tax free reorganization consistent with this Agreement.

8.3 Further Assurances. From time to time, at the other party's request and without further consideration, each of the parties will execute and deliver to the others such documents and take such action as the other party may reasonably request in order to consummate more effectively the transactions contemplated hereby. For a period of two years after the Closing, or such earlier date as Prestiano no longer owns at least 100,000 shares of Company Stock, the Surviving Corporation will provide to Prestiano concurrently with filing with the SEC copies of all filings and reports filed by the Surviving Corporation with the SEC.

8.4 Entire Agreement; Amendments. This Agreement, including the Schedules, Exhibits and other documents and writings referred to herein or delivered pursuant hereto, which form a part hereof, contains the entire understanding of the parties with respect to its subject matter. There are no restrictions, agreements, promises, warranties, covenants or undertakings other than those expressly set forth herein or therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to its subject matter.

8.5 Headings, Etc. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretations of this Agreement.

8.6 Pronouns. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person, persons, entity or entities may require.

8.7 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

8.8 Governing Law. This Agreement shall be governed by the laws of the State of Arizona (excluding conflicts of laws principles) applicable to contracts to be performed in the State of Delaware.

8.9 Arbitration; Attorneys Fees Any claim or dispute between the parties shall be resolved by arbitration in accordance with the rules and regulations of the American Arbitration Association and the provisions of the Federal Arbitration Act. The arbitrator shall have the authority to allocate all costs and expenses of the arbitration including, but not limited to, attorneys' fees, expert witness fees, arbitration fees and travel expenses in accordance with applicable law.

            IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties hereto as the date first above written.

REGAL ACQUISITIONS, INC.                MiNT INTERNATIONAL, INC.


By:____________________________         By:___________________________
Name:  James A. Prestiano               Name:  Andy Mrozowski
Title: President                        Title: President



________________________________________________
James A. Prestiano, in his individual capacity, solely for purposes of Section 5.6 and Section
6.1(e)